UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2011

Bluerock Enhanced Multifamily Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

Heron Tower, 70 East 55th Street, 9th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information in this report required by Item 1.01 is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

On December 3, 2011, Bluerock Enhanced Multifamily Trust, Inc. (the “Company”), through a wholly owned subsidiary, BEMT Springhouse, LLC, entered into a Secured Promissory Note Modification Agreement (the “Agreement”) with Bluerock Special Opportunity + Income Fund, LLC, an affiliate of the Company’s sponsor, to extend the maturity date of its $3.2 million affiliate loan (the “Affiliate Loan”).  The Affiliate Loan is related to the Company’s investment in the joint venture through which it acquired the 432-unit multifamily community known as Springhouse at Newport News.  The Agreement extends the Affiliate Loan for an additional six-month period from December 3, 2011 to June 3, 2012.  The maturity date of the Affiliate Loan was previously extended from June 3, 2010 to December 3, 2010, and again from December 3, 2010 to June 3, 2011, and again from June 3, 2011 to December 3, 2011.  All other terms of the Affiliate Loan remain unchanged and as previously disclosed in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

Dated: December 5, 2011	By:	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)